Exhibit 10.36
PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into as of October 1, 2007, by and between Pure Cycle Corporation, a Delaware corporation (“Pure Cycle”), and Fayyaz & Company, Inc. (“FCI”).
RECITALS
A. Pursuant to the Comprehensive Amendment Agreement No. 1, dated as of April 11, 1996 (the “CAA”), between Pure Cycle and certain investors (including Asra Corporation (“Asra”)), Pure Cycle is obligated to pay such investors certain proceeds it receives from the sale of “Export Water” (as defined in the CAA).
B. Asra is referenced in Section 2.1(g), (n), and (s)(iii) of the CAA and is entitled to receive “Gross Proceeds” (as defined in the CAA) totaling $150,000, $150,000, and $339,966.50, respectively, under these subsections of the CAA (collectively, the “Asra Gross Proceeds”).
C. FCI purchased all right, title and interest of Asra in and to the CAA pursuant to an agreement between FCI and Asra dated July 1, 2001.
D. Pure Cycle has offered to purchase from FCI all of its rights to receive payments under the CAA at a discount to the face amount of the Asra Gross Proceeds in consideration of the issuance of certain shares of the capital stock of Pure Cycle, and FCI has accepted the offer, on and subject to the terms set forth herein.
AGREEMENT
In consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Purchase and Sale of CAA Interest. FCI hereby unconditionally and irrevocably sells, transfers, assigns and conveys to Pure Cycle, and Pure Cycle hereby purchases and accepts from FCI, all of its right, title and interest in and to the CAA, including without limitation: (i) the right of FCI to receive monies and other property or assets due and to become due to FCI pursuant to the CAA (including, without limitation, the Asra Gross Proceeds) and (ii) all rights of FCI to compel performance and otherwise exercise all remedies thereunder (collectively, the “Transferred Interest”). Pure Cycle hereby assumes all of the obligations, liabilities, responsibilities and commitments of FCI under the CAA.
2. Purchase Price. In consideration of the sale of the Transferred Interest, Pure Cycle hereby agrees to issue and deliver 28,889 shares of common stock of Pure Cycle to FCI (the “PC Shares”). The PC Shares shall bear the legend restricting transfer set forth in Section 8 hereof.
3. Effect of Purchase. Upon issuance to FCI of the PC Shares, all rights of FCI relating in any way to the CAA will be owned by Pure Cycle. Pure Cycle and FCI agree that this Agreement constitutes an assignment to Pure Cycle of all of FCI’s rights, title and interest in and to the CAA as of the date hereof, and that as of the date hereof FCI shall cease to possess any rights with respect to the CAA.

4. Representations and Warranties of FCI.
(a) Authority. FCI represents that it has all requisite right, power, and authority to execute, deliver and perform its obligations under this Agreement; this Agreement has been duly and validly authorized, executed and delivered by FCI; and this Agreement is the valid and binding obligation of FCI, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally or (ii) general principles of equity.
(b) Ownership. FCI represents that it owns all right, title and interest of Asra Corporation in and to the CAA free and clear of any lien, encumbrance, pledge, option, adverse interest, charge or assessment of any kind (a “Lien”). The Transferred Interest represents the entire interest of FCI and Asra under the CAA. FCI owns the Transferred Interest and passes to Pure Cycle good and marketable title to the Transferred Interest, free and clear of any Lien. FCI represents that it has not taken any action to sell or otherwise transfer the Transferred Interest, to mortgage, hypothecate or otherwise encumber the Transferred Interest, or to grant any Lien on the incidents of ownership of the Transferred Interest, including any right of first offer or other contractual obligation.
(c) No Conflicts. FCI represents that the execution, delivery and performance by it of this Agreement does not and will not (i) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which FCI is a party or by which it is bound; (ii) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to FCI; (iii) result in the creation or imposition of any Lien against or upon the Transferred Interest; or (iv) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.
(d) Investment Representations. FCI understands that the valuation of interests in the CAA and the common stock of Pure Cycle is uncertain and that such value derives significantly from future transactions and developments that are largely unknown and unknowable. FCI acknowledges that the consideration being paid hereunder represents the result of an arms’ length negotiation between Pure Cycle and FCI and represents the fair market value of the Transferred Interest. FCI has read and understands the public filings made by Pure Cycle with the U.S. Securities and Exchange Commission (the “SEC”). In addition, FCI has been given the opportunity to solicit from Pure Cycle all information relevant to valuation of rights under the CAA and regarding Pure Cycle’s business and operations and has received all the information requested. FCI has made an investigation of the pertinent facts related to Pure Cycle, the PC Shares, and the likelihood of payment under the CAA and has reviewed all information regarding Pure Cycle to the extent it deems necessary in order to be fully informed with respect thereto. FCI is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and is knowledgeable and experienced in securities, financial and business matters and in transactions of this nature, and has made its own assessment of the value of the PC Shares and of its rights under the CAA. FCI is capable of evaluating the merits and risks of this transaction and is able to bear a complete loss of the investment in the PC Shares. FCI understands that subsequent events may prove that values of interests in the CAA were higher or lower than the valuation indicated by the PC Shares paid hereunder.

(e) Restricted Stock. FCI represents that it has been advised and understands that the PC Shares have not been registered under the Securities Act or any state securities laws and that the PC Shares are being issued in reliance upon exemptions from such registration requirements. FCI acknowledges that the PC Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the SEC under the Securities Act and may not be sold or transferred by FCI unless such PC Shares are subsequently registered under that act and applicable state securities laws or are transferred pursuant to an exemption from such registration requirements.
5. Representations and Warranties of Pure Cycle.
(a) Authority. Pure Cycle has all corporate right, power, and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Pure Cycle. This Agreement is the valid and binding obligation of Pure Cycle, enforceable against Pure Cycle in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally or (ii) general principles of equity.
(b) No Conflicts. The execution, delivery and performance by Pure Cycle of this Agreement does not and will not (i) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Pure Cycle is a party or by which Pure Cycle is bound; (ii) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Pure Cycle; or (iii) except as required by Form 8-K under the Securities and Exchange Act of 1934, require any consent, approval or authorization of, or filing with, any governmental agency.
(c) PC Shares. The PC Shares are duly authorized validly issued, fully paid and non-assessable.
6. Release.
(a) FCI Release. FCI, on behalf of itself and its officers, directors, employees, affiliates, and agents, hereby fully and forever releases and discharges Pure Cycle and its officers, directors, agents, employees, affiliates, successors and predecessors from any and all claims, demands, proceedings, causes of actions, orders, obligations, contracts, agreements, debts, guarantees, damages, expenses, costs, attorneys’ fees and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which FCI now has, has ever had or may hereafter have against Pure Cycle in connection with, related to or arising out of (i) FCI’s interest in the CAA, (ii) the financing transactions pursuant to which FCI acquired its interest in the CAA and (iii) the business, operations, management, financing, or other matters relating to Pure Cycle, provided that this release shall not apply with respect to any claims arising out of this Agreement.
(b) Pure Cycle Release. Pure Cycle, on behalf of itself and its officers, directors, employees and agents, hereby fully and forever releases and discharges FCI and its partners, officers, agents, employees, affiliates, successors and predecessors from any and all claims, demands, proceedings, causes of actions, orders, obligations, contracts, agreements, debts, guarantees, damages, expenses, costs, attorneys’ fees and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Pure Cycle now has, has ever had or may hereafter have against FCI in connection with, related to or arising out of (i) FCI’s interest in the CAA and (ii) the financing transactions pursuant to which Pure Cycle entered into the CAA.

7. Survival. Each of the covenants, representations and warranties of FCI and Pure Cycle made herein shall survive the delivery of the PC Shares.
8. Restrictive Legend. The PC Shares issued hereunder shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:
“These shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or otherwise disposed of unless the same are registered or unless an exemption from such registration is available and Pure Cycle Corporation has received evidence of such exemption satisfactory to it (which may include, among other things, an option of counsel satisfactory to the corporation).
9. Indemnity. FCI agrees that it and its successors and assigns shall indemnify and hold harmless Pure Cycle and its representatives, successors and assigns from and against any and all liabilities, losses, damages, judgments, costs, charges, attorneys’ fees, and other expenses of every nature and character that they may incur or suffer arising out of any claim, action, or suit, whether groundless or otherwise, asserted by Asra or an alleged assignee or successor thereto related to Asra’s interest in the CAA.
10. Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.
11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
12. Headings and Exhibits. The section, exhibit and other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
13. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of original or facsimile counterparts, each of which, when executed, shall be deemed to be an original and all of such counterparts together shall be deemed to be one and the same Agreement.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.
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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date set forth above.

PURE CYCLE CORPORATION,	FAYYAZ & COMPANY, INC.
a Delaware corporation

By: /s/ Mark Harding	By: /s/ Naeem M. Fayyaz

Mark Harding, President	Naeem M. Fayyaz, President